EXHIBIT 10.3




                  LIMITED RELEASE BY HERITAGE WORLDWIDE, INC.,
                          OF GOTTBETTER & PARTNERS, LLP


     WHEREAS, on October 9, 2003, OS MXM, Inc. ("OS") issued the following debentures to HEM Mutual Assurance LLC ("HEM"): (a) the 1% Convertible Debenture Due October 9, 2008, dated October 9, 2003, with a stated principal amount of $498,750, titled 'First Debenture A' ("First Debenture A"), (b) the 1% Convertible Debenture Due October 9, 2008, dated October 9, 2003, with a stated principal amount of $500,000, titled 'First Debenture B' ("First Debenture B"), and (c) the 1% Convertible Debenture Due October 9, 2008, dated October 9, 2003, with a stated principal amount of $1,250, titled 'Second Debenture' ("Second Debenture" and together with First Debenture A and First Debenture B, the "Debentures"), upon the terms and conditions of the Convertible Debenture Purchase Agreement (the "Debenture Purchase Agreement ") dated as of October 9, 2003 between OS and HEM and each Debenture (such transaction, the "Issuance of Debentures" ); and

     WHEREAS, the law firm of Gottbetter & Partners, LLP ("Gottbetter"), represented HEM, the purchaser of the Debentures, in connection with the Issuance of Debentures; and

     WHEREAS, on or about October 9, 2003, Heritage Worldwide, Inc. (the "Company") acquired OS via a merger of OS with the Company's wholly-owned subsidiary, PIP Acquisition, Inc., (the "Merger"); and

     WHEREAS, under the terms of the Merger, the Company assumed all of OS's obligations under the Debenture Purchase Agreement and the Debentures; and

     WHEREAS, Gottbetter represented the Company in connection with the Merger, including its assumption of the obligations of OS under the Debenture Purchase Agreement and the Debentures; and

     WHEREAS, Gottbetter currently acts as escrow agent for the Company and HEM with respect to shares of the Company's common stock into which the Debentures may be converted (in full or in part) pursuant to the terms of the Debenture Purchase Agreement, the Debentures and the Escrow Agreement (the "Escrow Agreement") dated as of October 9, 2003 between the Company, HEM and Gottbetter; and

     WHEREAS, the Company wants to preserve any and all claims it may have against Gottbetter for contribution or indemnification as a result of claims which are brought against, or investigations of, the Company by third parties or any governmental authority or agency; and

     WHEREAS, Gottbetter has made certain payments to the Company regarding the representation concerning the Issuance of Debentures and the Merger, the adequacy and sufficiency of which is hereby expressly acknowledged; and

     WHEREAS, Eurofortune Holding, S.A. ("Buyer"), is purchasing the Debentures from HEM pursuant to the terms and conditions of the Debenture Purchase Agreement (the "Eurofortune Debenture Purchase Agreement") dated as of September 9, 2005 between Buyer, HEM and the Company.

     NOW THEREFORE,  for the good and valuable  consideration  identified in the
preceding  recitals,   the  adequacy  and  sufficiency  of  which  is  expressly
acknowledged, the Company does the following:

     1. The recitals of this Limited Release are expressly incorporated herein and made a part hereof.

     2. This Limited Release is governed by the law of the State of New York.

     3. For the good, valuable and adequate consideration identified in this Limited Release and only if (x) the closing conditions set out in Section 4 of the Eurofortune Debenture Purchase Agreement have been fully satisfied and (y)
Section 5.2 of the Eurofortune Debenture Purchase Agreement has been fully complied with, the Company and Poly Implants Protheses, S.A (the "Releasors") release Gottbetter from all direct claims which the Releasors have or may have that arise out of or relate to (a) Gottbetter's legal representation of the Releasors prior to September 9, 2005, (b) the Issuance of Debentures and the Merger and (c) Gottbetter's obligations, actions or any failure to act as Escrow Agent under the Escrow Agreement.

     4. The Limited Release granted in paragraph three immediately above does not apply to (a) any claims a Releasor may have for indemnification or contribution against Gottbetter as a result of a third party or governmental authority or agency bringing a claim or investigation against a Releasor; (b) any inaccuracy in the Certificate provided by Gottbetter to Buyer and the Company pursuant to Section 4(c) of the Eurofortune Debenture Purchase Agreement (including representations and warranties contained therein pertaining to 50,000 shares of the Company's common stock being transferred by Gottbetter to the Company pursuant to Section 5.3 of the Eurofortune Debenture Purchase Agreement); (c) any breach by Gottbetter of the Escrow Transfer Agreement dated the date hereof between Buyer, HEM, the Company, Gottbetter and Edwards & Angell, LLP.

     5. The scope of this Limited Release is entirely circumscribed by this document. No Releasor has made any oral representations or promises about the scope of this Limited Release. This Limited Release shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the Releasors.

The undersigned official of the Releasor is fully authorized and empowered to execute this Limited Release on behalf of the applicable Releasor.


                                       HERITAGE WORLDWIDE, INC.


                                       By:    /s/ Alain Sereyjol-Garros
                                              ----------------------------------
                                       Name:  Alain Sereyjol-Garros
                                       Title: Chief Executive Officer


                                       POLY IMPLANTS PROTHESES, S.A.


                                       By:    /s/ Claude Couty
                                              ----------------------------------
                                       Name:  Claude Couty
                                       Title: Chief Executive Officer


Dated:  September 15, 2005